Exhibit 99.1

Press Release

Investor Contact: Susan Harcourt, 703-682-1204, susan.harcourt@aes.com

Media Contact: Amy Ackerman, 703-682-6399, amy.ackerman@aes.com

AES Announces Public Offering of Senior Notes

ARLINGTON, Va., March 12, 2025 – The AES Corporation (NYSE: AES) (“AES” or the “Company”) announced today its intention to offer, subject to market and other conditions, senior notes (the “Notes”) in a registered public offering.

AES intends to use the net proceeds from the proposed offering to fund purchases of its 3.300% Senior Notes due 2025 (the “2025 Notes”) in the tender offer to purchase for cash any and all of the 2025 Notes (the “Tender Offer”) and to pay certain related fees and expenses. The Company intends to use any remaining net proceeds from the proposed offering after completion of the Tender Offer to retire certain of its outstanding indebtedness and for general corporate purposes.

Citigroup Global Markets Inc., BNP Paribas Securities Corp., BofA Securities, Inc., MUFG Securities Americas Inc. and Santander US Capital Markets LLC are acting as joint book-running managers of the proposed offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. An effective shelf registration statement related to the Notes has previously been filed by AES with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made only by means of a prospectus supplement dated March 12, 2025 and an accompanying base prospectus dated March 11, 2025 related to the offering. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents AES has filed with the SEC for more complete information about AES and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and related base prospectus related to this offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; BNP Paribas Securities Corp., 787 7th Avenue, New York, New York 10019, Attn: Syndicate Desk, or by calling toll-free at 1-800-854-5674; BofA Securities, Inc., 201 North Tryon Street, NC1-022-02-25, Charlotte, NC 28255-0001, Attn: Prospectus Department, at 1-800-294-1322 (toll-free) or emailing dg.prospectus_requests@bofa.com; MUFG Securities Americas Inc., at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020-1001, Attn: Capital Markets Group, or by telephone at 1-877-649-6848; or from Santander US Capital Markets LLC, at 437 Madison Avenue New York, NY 10022, or emailing DCMAmericas@santander.us, Attn: Debt Capital Markets, or by telephone at 1-855-403-3636.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the Notes and the details thereof, the proposed use of proceeds therefrom, the Tender Offer and other expected effects of the offering of the Notes, which are subject to risks and uncertainties, such as our ability to market and sell the Notes, our continued eligibility to use the shelf registration statement, general economic conditions and other risks and uncertainties.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the prospectus supplement related to the offering and AES’ filings with the SEC, including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2024 Annual Report on Form 10-K and in any subsequent reports filed with the SEC. Potential investors are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.